Exhibit 99.1

LAKESHORE ACQUISITION I CORP.

Balance Sheet

		Pro Forma Adjustments		As Adjusted (unaudited)
	June 15, 2021	(unaudited)		June 28, 2021
ASSETS
Current assets
Cash	$1,027,654	$(116,750)	(c)	$910,904
Total Current Assets	1,027,654	(116,750)		910,904

Cash held in trust account	50,000,000	4,670,000	(a)	54,670,000
		(116,750)	(b)
		116,750	(c)
Total Assets	$51,027,654	$4,553,250		$55,580,904

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Advances for private units to be issued (1)	$187,500	$(116,750)	(d)	$70,750
Accrued offering expenses	60,000	-		60,000
Total Current Liabilities	247,500	(116,750)		130,750

Commitments and Contingencies

Ordinary share subject to possible redemption: 4,578,015 shares and 5,045,015 shares (at redemption value of $10.00 per share), respectively	45,780,150	4,670,000	(f)	50,450,150

Shareholders’ Equity
Ordinary share, $0.0001 par value, 500,000,000 shares authorized, 2,109,485 shares 2,050,410 shares issued and outstanding	211	47	(a)	205
		1	(d)
		(7)	(e)
		(47	) (f)
Additional paid-in capital	5,011,721	4,669,953	(a)	5,011,727
		(116,750)	(b)
		116,749	(d)
		7	(e)
		(4,669,953)	(f)
Accumulated deficit	(11,928)	-		(11,928)
Total Shareholders’ Equity	5,000,004	-		5,000,004

Total Liabilities and Shareholders’ Equity	$51,027,654	$4,553,250		$55,580,904

(1)	As of June 15, 2021, private placement purchasers deposited an aggregate of $187,500; on June 28, 2021, 11,675 additional Private Placement Units were sold for $10.00 per Unit simultaneously with underwriters’ partially exercises of over-allotment option. As of June 28, 2021, an aggregate of $70,750 was payable to private placement purchasers.

The accompany notes are an integral part of the financial statement

NOTE 1 – CLOSING OF OVER-ALLOTMENT OPTION

The accompanying unaudited Pro Forma Balance Sheet presents the unaudited Balance Sheet of Lakeshore Acquisition I Corp. (the “Company”) as of June 28, 2021, adjusted for the closing of the underwriters’ over-allotment option (the “Over-allotment”) and related transactions, which occurred on June 28, 2021 as described below.

On June 15, 2021, the Company consummated its initial public offering (the “IPO”) of 5,000,000 units (the “Units”). Each Unit consists of one ordinary share of the Company, par value $0.0001 per share (the “Ordinary share”) and three-quarters of one redeemable warrant (“Warrant”), each whole Warrant entitling the holder to purchase one Ordinary share for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $50,000,000.

Simultaneously with the closing of the IPO on June 15, 2021, the Company consummated a private placement in which the Sponsor, Polar Multi-Strategy Master Fund, MAZ Partners LP and Myda SPAC Select, LP, and the representatives and certain of their affiliates purchased 250,000 private units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit, generating total proceeds of $2,500,000.

The Company granted the underwriters a 45-day option to purchase up to 750,000 Units to cover Over-allotment, if any. As of June 28, 2021, the Underwriters had partially exercised the option and purchased 467,000 additional Units (the “Over-allotment Units”), generating gross proceeds of $4,670,000. The Company incurred additional offering costs of $116,750 in connection with the Over-allotment.

Upon the closing of the Over-allotment on June 28, 2021, the Company consummated a private sale of an additional 11,675 Private Placement Units at a price of $10.00 per Private Placement Unit, generating gross proceeds of $116,750. As of June 28, 2021, a total of $54,670,000 of the net proceeds from the IPO (including the Over-allotment Units) and the sale of Private Placement Units on June 15, 2021 and June 28, 2021 was placed in a U.S.-based trust account In addition, on June 28, 2021, the Company canceled an aggregate of 70,750 Ordinary shares issued to certain shareholders of the Company prior to the IPO.

Unaudited Pro forma adjustments to reflect the exercise of the underwriters’ Over-allotment option described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Cash held in trust account	$4,670,000
	Ordinary shares		$47
	Additional paid-in capital		$4,669,953
	To record sale of 467,000 Over-allotment Units at $10.00 per Unit by the end of June 28, 2021.

(b)	Additional paid-in capital	$116,750
	Cash held in trust account		$116,750
	To record payment of underwriting fee arising from the sale of the Over-allotment Units.

(c)	Cash held in trust account	$116,750
	Cash		$116,750
	To record wire to trust account from working capital account

(d)	Advances for private units to be issued	$116,750
	Ordinary shares		$1
	Additional paid-in capital		$116,749
	To record sale of additional Private Placement Units.

(e)	Ordinary shares	$7
	Additional paid-in capital		$7
	To record forfeiture of 70,750 ordinary shares

(f)	Ordinary shares	$47
	Additional paid-in capital	$4,669,953
	Ordinary shares subject to possible redemption		$4,670,000
	To record ordinary shares out of permanent equity into redeemable shares.